UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2015

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Harbor Park Drive Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 484-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 13, 2015, Pall Corporation, a New York corporation (the “Company”), issued a press release announcing the execution of an Agreement and Plan of Merger, among the Company, Danaher Corporation, a Delaware corporation (“Danaher”) and Pentagon Merger Sub, Inc., a New York corporation and an indirect, wholly owned subsidiary of Danaher, pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Danaher has agreed to acquire the Company. A copy of the press release is filed as Exhibit 99.1 hereto, and the full text of such press release is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Pall Corporation, dated May 13, 2015.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION.  Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.pall.com, under the heading “Investor Relations” or by contacting the Company’s Investor Relations at 516-801-9871 or pall_ir@pall.com.

Participants in Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on October 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALL CORPORATION

By:	/s/ Roya Behnia
	Name:	Roya Behnia
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 13, 2015

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release of Pall Corporation, dated May 13, 2015.